EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BOE Financial Services of Virginia, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2006, and for the periods then ended.

/s/ George M. Longest, Jr.
George M. Longest, Jr.
Chief Executive Officer

/s/ Bruce E. Thomas
Bruce E. Thomas
Chief Financial Officer

August 14, 2006

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